 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Transgenomic, Inc.

(Name of Registrant as Specified in Its Charter)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Transgenomic, Inc. on May 25, 2017.

Transgenomic Board Confirms Date and Location of Special Meeting of Stockholders and Announces Reverse Stock Split Ratio

OMAHA, Neb. (May 25, 2017) -- Transgenomic, Inc. (OTCQB: TBIO), today announced that its Board of Directors confirms its special meeting of stockholders will be held on June 5, 2017 at Troutman Sanders LLP’s offices located at 1001 Haxall Point, Richmond, Virginia 23219. The purpose of this meeting is to vote on the proposed merger with Precipio Diagnostics and certain other matters. All stockholders of record as of April 12, 2017 are eligible to vote at this meeting, or prior to the meeting by mail or by electronic submission of their vote.

A Proxy Statement and all materials related to the transaction have been mailed to stockholders, and the Board of Directors recommends a vote in favor of all proposals. If you owned stock of Transgenomic on April 12, 2017, but have not received proxy materials, please contact Innisfree M&A Incorporated at (888) 750-5834 immediately to have them sent.

“This reverse split is a necessary step that will satisfy one of the key requirements for the stock to be relisted on NASDAQ” said Ilan Danieli, CEO of Precipio. “The Board will be joined by new experienced directors who, alongside an experienced management team assembled from both companies, will embark on a new vision that has been derived from the combination of both companies, which we will be sharing publicly immediately post-merger.”

In conjunction with the proposed merger, and as part of the Company’s plan to re-list its common shares on NASDAQ, Transgenomic’s Board of Directors has approved a 1-for-30 reverse split of its issued and outstanding shares of common stock. The planned effective date of the reverse split is 5:00 p.m. EDT on June 5, 2017. After the reverse split, the number of shares outstanding will be reduced from approximately 26.8 million shares to approximately 0.9 million shares. The number of outstanding shares of common stock after the reverse split does not take into account the shares of Company common stock and preferred stock to be issued in connection with the merger with Precipio Diagnostics, and the related transactions, including the conversion of certain secured indebtedness of the Company and a proposed private placement of preferred stock by the Company to certain investors. The merger and the transactions relating to the merger are expected to close in June 2017.

Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares following the reverse split. Holders of share certificates will receive instructions from the Company’s transfer agent, Wells Fargo Bank Minnesota, N.A., regarding the process for exchanging their shares. Wells Fargo Bank Minnesota, N.A. can be reached at (800) 468-9716.

Additional Information for Transgenomic Common Stockholders

In connection with the proposed merger, Transgenomic has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement relating to the approval of the merger agreement. The definitive proxy statement and this press release are not offers to sell Transgenomic securities and are not soliciting an offer to buy Transgenomic securities in any state where the offer and sale is not permitted.

The definitive proxy statement was mailed to stockholders of Transgenomic on May 15, 2017. TRANSGENOMIC URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Transgenomic through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC can also be obtained on Transgenomic’s website at www.transgenomic.com/ir/investor-information.

Transgenomic, Precipio Diagnostics, LLC and each of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transgenomic in connection with the merger. Information about the directors and executive officers of Transgenomic is set forth in Transgenomic’s proxy statement filed with the SEC on April 29, 2016 in connection with its annual meeting, and in Transgenomic’s definitive proxy statement filed with the SEC on May 12, 2017 in connection with the proposed merger. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive proxy statement regarding the proposed transaction.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of Transgenomic to grow its involvement in the diagnostic products and services markets, expectations regarding new clients, projects and prospects, and MX-ICP’s ability to accelerate Transgenomic’s growth and generate revenue. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the SEC. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

About Transgenomic, Inc.

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in oncology and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR, which enables use of liquid biopsies for mutation detection. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

About Precipio Diagnostics

Precipio Diagnostics has built a platform to harness the intellect, expertise and technology developed within academia, delivering quality diagnostic information to physicians and patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, and its experience delivering quality service, Precipio Diagnostics offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, visit www.precipiodx.com.

Contacts:

Investors:
Transgenomic Investor Relations
investor.relations@transgenomic.com